UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2014

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4301 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 22, 2014, Palo Alto Networks, Inc. a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Cyvera Ltd., a company formed under the laws of Israel (“Cyvera”), Palo Alto Networks Holding B.V., a company formed under the laws of the Netherlands, and a wholly-owned subsidiary of the Company (“Buyer”), the shareholders of Cyvera (the “Shareholders”) and Shareholder Representative Services LLC, as shareholder representative thereunder, pursuant to which the Company and Buyer have agreed to acquire the outstanding shares of Cyvera (the “Acquisition”).

Pursuant to the terms of the Acquisition, Buyer will pay to the Shareholders and other holders of securities of the Company an aggregate amount of approximately $200 million, of which approximately $88 million will be paid in cash (the “Cash Consideration”) and $112 million of which will be paid in shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) (the “Stock Consideration”), subject to adjustment based on Cyvera’s working capital position as of the closing of the Acquisition and as otherwise set forth in the Purchase Agreement (the “Total Consideration”).

The Boards of Directors of the Company and Cyvera have unanimously approved the Acquisition and the Purchase Agreement.

Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, at the closing of the Acquisition, (i) each preferred share of Cyvera will receive a portion of the Total Consideration comprised of cash and shares of Common Stock, (ii) each ordinary share of Cyvera held by the founders of Cyvera will receive a portion of the Total Consideration comprised of cash, shares of Common Stock, and restricted shares of Common Stock, and (iii) each ordinary share of Cyvera (that is not an ordinary share held by the founders of Cyvera) will receive a portion of the aggregate Total Consideration comprised of cash and shares of Common Stock. Each ordinary share of Cyvera that is subject to an outstanding and vested stock option will receive an applicable portion of the Total Consideration in the form of cash. All ordinary shares of Cyvera that are subject to outstanding but unvested stock options will be cancelled and employees of the Company that will continue with the Company after the closing of the Acquisition will receive restricted stock units, the value of which is included in the Total Consideration.

The Purchase Agreement contains customary representations and warranties of each of the Company, Buyer, Cyvera and the Shareholders. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement, (ii) are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be viewed as material by investors, (iii) in certain cases, were made as of a specific date, and (iv) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Purchase Agreement.

Pursuant to the Purchase Agreement, following the consummation of the Acquisition, the Shareholders have agreed to indemnify the Company, Buyer and each of their subsidiaries and their respective affiliates, officers, directors, employees, agents and representatives for any losses related to customary matters. As partial security for such indemnification obligations, the parties to the Agreement agreed that, at the closing of the Acquisition, a portion of the Total Consideration shall be deposited into an escrow fund for two years. The escrow fund shall consist of approximately $40,000,000 in the form of cash and shares of Common Stock.

The Purchase Agreement contains customary covenants of the Company, Buyer, Cyvera and the Shareholders, including, among other things, a covenant by Cyvera to conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted during the interim period between the execution of the Purchase Agreement and consummation of the Acquisition and not to take specified actions during such period. Cyvera has also agreed not to solicit, facilitate or engage in discussions regarding proposals to acquire all or any material part of Cyvera’s business.

The Purchase Agreement contains customary closing conditions, including, among other things, (i) receipt of certain regulatory approvals, (ii) the absence of any law or order prohibiting the closing, (iii) the absence of a material adverse effect with respect to Cyvera and the Company, (iv) the accuracy of the representations and warranties of the other parties, and (v) compliance by the parties with the covenants described above.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which will be filed with the Company’s Form 10-Q for the quarter ended April 30, 2014.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. In accordance with the Purchase Agreement, the Stock Consideration will be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to provide the Shareholders with certain registration rights with respect to the Stock Consideration they will receive in the Acquisition.

Item 7.01.	Regulation FD Disclosure

The Company issued a press release, dated March 24, 2014, regarding the Acquisition. The press release is furnished herewith as Exhibit 99.1. In addition, a conference call to discuss the Acquisition will be hosted by the Company on March 24, 2014, at 5:00 a.m. Pacific time (8:00 a.m. Eastern time). Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 474-9503 or (857) 244-7556 and entering the passcode 82968997, or via on-demand webcast at investors.paloaltonetworks.com. The slides to be used in connection with the conference call are furnished herewith as Exhibit 99.2.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated March 24, 2014

99.2	Investor presentation, dated March 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin
President and Chief Executive Officer

Date: March 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 24, 2014

99.2	Investor presentation, dated March 24, 2014